AMERISTAR CASINOS, INC.

                        EXECUTIVE EMPLOYMENT AGREEMENT

     This Executive Employment Agreement is made and entered into as of the 18th day of August, 1999, by and between GORDON R. KANOFSKY ("Employee") and AMERISTAR CASINOS, INC. ("Company"), a Nevada corporation.

     WHEREAS, the Company has offered and the Employee has accepted a position of employment as SENIOR VICE PRESIDENT OF LEGAL AFFAIRS;

     NOW, THEREFORE, for good and valuable consideration and in consideration of the mutual promises and mutual covenants contained herein, Company and Employee agree as follows:

1.  EMPLOYMENT TERM

     This is a one (1) year Agreement commencing as of a date to be determined but in no event later than October 1, 1999, and continuing for one year until the 31st day of August, 2000, unless terminated as hereinafter provided in Paragraphs 6-9. This Agreement shall automatically renew from year to year unless either party gives written notice of its desire to terminate the Agreement 30 days prior to the expiration of the then-present term.

     As required by the Nevada Gaming Control Board and pursuant to Ameristar Casinos, Inc. Compliance Program, Employee is advised that this employment offer is subject to the satisfactory completion of an investigative process. The Company hereby acknowledges the satisfactory completion of the Compliance Program investigation.

2.  DUTIES

     Employee will perform the duties of the Senior VP of Legal Affairs in accordance with the Company's bylaws and will perform such other duties and services as, from time to time, are reasonably required by the Company's Chief Executive Officer or Board of Directors. Employee will report directly to the Chief Executive Officer of the Company. Employee's primary work location will be in the greater Los Angeles, California metropolitan area at an office to be established by the Company. Employee will travel to the Company's offices in Las Vegas, Nevada, and otherwise, as reasonably necessary for the fulfillment of Employee's duties. Employee will not be required to relocate his primary work location out of the greater Los Angeles, California metropolitan area without his consent.


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3.  OTHER SERVICES AND ACTIVITIES

     Employee will devote substantially all of his or her efforts to the Company's business. During the term of this Agreement, Employee will not engage in any other employment or business activity or hold any office or position in other companies or organizations that would pose a conflict of interest with the Company's business. Employee will obtain the express written consent of the Company's Chief Executive Officer or Board of Directors before engaging in any such activity.

     Notwithstanding the foregoing, Employee may serve as Of Counsel to Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation ("SBGS&M"), for a period of not more than 90 days following Employee's employment commencement date with the Company, subject to the following conditions: (I) Employee's services on behalf of SBGS&M will be incidental and limited to fulfilling Employee's professional responsibilities to SBGS&M clients and transitioning the work for such clients to other attorneys; and (II) Employee will not receive any compensation from SBGS&M for such services.

4.  COMPENSATION AND BENEFITS

     Employee will be paid an annual salary of Two Hundred Fifty Two Thousand Five Hundred Dollars ($252,500.00), payable in bi-weekly installments of Nine Thousand Seven Hundred Eleven Dollars and 54/100th Dollars ($9,711.54).

     Upon the initial commencement of Employee's employment, Employee will also be paid a sign-on bonus in the amount of One Hundred Thousand Dollars ($100,000.00), less applicable employment taxes. Should Employee voluntarily terminate his employment with the Company within one (1) year of the date upon which Employee's employment commences, Employee shall immediately reimburse the Company for the entire One Hundred Thousand Dollars ($100,000.00); provided, however, that Employee shall not be required to so reimburse the Company if Employee terminates his employment for "Good Reason" following a "Change in Control of the Company" (each as defined below). Such reimbursement shall be paid to the Company before Employee officially leaves the Company's premises.

     In accordance with Company policy, all subsequent salary increases and/or discretionary incentive bonuses will be based on Employee's merit performance and the Company's financial performance. Based on merit, Employee will be eligible for up to 50% of Employee's base salary for the discretionary incentive bonus. This potential bonus for fiscal year 1999 is subject to a pro-rated amount based on a deemed employment commencement date of September 1, 1999.

     Employee shall also receive 100,000 stock options with an average price to be determined by the Board of Directors' Compensation Committee. The grant date of the stock options will be not later than September 1, 1999 and the vesting schedule will be over five (5) years at the rate of 20% each year.


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     In   accordance  with  Company  policy,  Employee  will  be  eligible   to
participate in the Company's 401 (K) Plan.

     In accordance with Company policy, Employee will be eligible to enroll in the Company's Group Health Benefits program on Employee's starting employment date. In addition, Employee and Employee's family will be enrolled in the Exec-U-Care program, which will pay 100% of Employee's monthly premiums and 100% of Employee's medical claims in accordance with Exec-U-Care guidelines, to include orthodontics. The basic health benefits program also includes life insurance at two (2) times Employee's annual base compensation, up to $600,000, and LTD insurance which pays 60% of Employee's annual base compensation up to the age of 65.

     In accordance with Company policy, Employee will receive food and beverage complimentary privileges for business and personal use and will be eligible for complimentary use of the Company's condominiums in Sun Valley, Idaho.

     Employee will be eligible to participate in such other health, welfare and benefit plans, and incentive compensation programs or plans as Company may in the future establish or maintain for senior executives of comparable stature.

     Employee's previously planned vacation for the last week of October 1999 has been approved as a paid pre-employment agreement and will not be deducted from Employee's accrued PTO balance.

5.  ILLNESS OR DISABILITY OF EMPLOYEE

     If Employee is unable to perform services for the Company for a period of more than 90 consecutive days, Company may terminate this Agreement upon not less than 30 days written notice to the Employee. In the event of such termination, all of the Company's prospective obligations hereunder will terminate immediately.

6.  DEATH OF EMPLOYEE

     This Agreement will terminate immediately upon the death of the Employee. If Employee dies during the term of this Agreement, Company will pay to Employee's estate the compensation that would otherwise be payable to Employee through the end of the month of Employee's death.

7.  TERMINATION FOR CAUSE

     Company may terminate this Agreement and all of its prospective obligations hereunder upon occurrence of any of the following events ("cause"):
(a) Employee's material breach of this Agreement; (b) Employee's gross negligence or willful misperformance of his or her duties; (c) Employee's conviction  of  a  felony  or  any other crime  involving  moral  turpitude  or dishonesty which, in the good faith opinion of the Company, would impair Employee's ability to perform his or her duties or the


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Company's                             business                      reputation;
(d)   Employee's   failure  or  refusal  to  comply  with   Company   policies,
standards or regulations; (e) Employee's unauthorized disclosure of Company trade secrets and other confidential business information; (f) Employee's breach of his or her duty of loyalty; or (g) Employee's act of fraud, misrepresentation, theft or embezzlement or the misappropriation of corporate
assets.   A termination for cause pursuant to clause (a) or (d) may be effected by the Company only following the delivery of written notice and the lapse of the 10-day period without cure of the breach, failure or refusal to comply, as required by paragraph 12. The Company shall have the burden of proving cause in any dispute proceeding between the Company and Employee.

8.  TERMINATION WITHOUT CAUSE OR FOR GOOD REASON

    (a) The Company may terminate Employee's employment at any time without cause (as defined above), and, in the absence of cause, the exercise by the Company of its right not to renew this Agreement as provided in paragraph 1 above shall be deemed to be a termination of employment without cause. Upon a termination by the Company of Employee's employment without cause, Employee shall be entitled to the severance benefits set forth in paragraph 8(c).

    (b) Employee may terminate his employment by the Company for "Good Reason" (as defined below) at any time within 18 months following the occurrence of any "Change in Control of the Company" (as defined below) upon 30 days' prior written notice to the Company. If the Company disputes the existence of Good Reason, the Company shall have the burden of proving the absence of Good Reason. Upon a termination by Employee of Employee's employment for Good Reason, Employee shall be entitled to the severance benefits set forth in paragraph 8(c).

    (c) The severance benefits due to Employee following a termination of Employee's employment without cause or for Good Reason, as provided for in paragraphs 8(a) and (b), will be a lump sum payment, less applicable employment withholding taxes, equal to one times the amount of Employee's annual salary at the time of termination, or, in the case of a termination by Employee for Good Reason, the amount of Employee's annual salary immediately prior to the occurrence of the applicable  Change  in Control of the Company, if it  is  greater  than
        Employee's annual salary at the time of termination. Any severance payment due to Employee will be made not later than the termination date of Employee's employment. It is expressly agreed by Employee that no other severance compensation, benefits, or wages will be due and owing to Employee.


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    (d) As used in this Agreement, the term "Good Reason" means:

          (i) the breach by the Company of any material obligation to Employee hereunder or under any compensation or benefit plan in which Employee is a participant;

          (ii) a reduction in the amount of the base annual salary of Employee, or the failure of the Company to award Employee an annual bonus equal to at least 75% of the average amount of the annual bonus paid to Employee for the last two (2) full years ended prior to the occurrence of the applicable Change in Control of the Company;

          (iii) a material reduction in the authority, titles or responsibilities of Employee, including without limitation the appointment of any person other than Employee as the principal legal affairs officer of the Company;

          (iv) the requirement that Employee report to any person other than the Chief Executive Officer of the Company; or

          (v) the assignment of significant or material duties inconsistent with Employee's position.

    (e) As used in this Agreement, the term "Change in Control of the Company" means:

          (i) individuals who, as of the date of this Agreement, constitute the entire Board of Directors of the Company ("Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors of the Company; PROVIDED, HOWEVER, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the then Incumbent Directors (other than an election or nomination of an individual whose assumption of office is the result of an actual or threatened election contest relating to the election of directors of the Company), also shall be an Incumbent Director; or

          (ii) the stockholders of the Company shall approve (A) any merger, consolidation, or recapitalization of the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company) or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an "Acquisition Transaction") where (1) the stockholders of the Company immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of (a) the then outstanding common stock of the corporation surviving or resulting from such merger, consolidation or recapitalization or


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     acquiring   such  assets  of  the  Company,  as  the  case  may  be   (the
     "Surviving Corporation" (or of its ultimate parent corporation, if any) and (b) the Combined Voting Power (as defined below) of the then
     outstanding  Voting  Securities  (as  defined  below)  of  the   Surviving
     Corporation  (or of its ultimate parent corporation, if any)  or  (2)  the
     Incumbent  Directors  at  the  time  of  the  initial  approval  of   such
     Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the Board of Directors of the Surviving Corporation (or of its ultimate parent corporation, if any) or
     (B) any plan or proposal for the liquidation or dissolution of the Company; or

          (iii) any Person (as defined below) other than a Permitted Holder (as defined below) shall become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company representing in the aggregate fifty percent (50%) or more of either (i) the then outstanding shares of the Company Common Stock or
     (ii) the Combined Voting Power of all then outstanding Voting Securities of the Company; PROVIDED, HOWEVER, that notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred for purposes of this clause (iii) solely as the result of:

               (A) an acquisition of securities by the Company which, by reducing the number of shares of the Company Common Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of the Company Common Stock beneficially owned by any Person to fifty percent (50%) or more of the shares of the Company Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to fifty percent (50%) or more of the Combined Voting Power of all then outstanding Voting Securities; or

               (B) an acquisition of securities directly from the Company except that this paragraph (B) shall not apply to:

               (1) any conversion of a security that was not acquired directly from the Company; or

               (2) any acquisition of securities if the Incumbent Directors at the time of the initial approval of such acquisition would not immediately after (or otherwise as a result of) such acquisition constitute a majority of the Board of Directors of the Company.

     For purposes of this paragraph 8(e):

               (w) "Person" shall mean any individual, entity (including, without limitation, any corporation, partnership, limited liability
          company,                        trust,                          joint


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          venture,      association      or     governmental      body)      or
          group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that "Person" shall not include the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its majority-owned subsidiaries or any entity organized, appointed or established by the Company or such subsidiary for or pursuant to the terms of any such plan;

               (x) "Voting Securities" shall mean all securities of a corporation having the right under ordinary circumstances to vote in an election of the Board of Directors of such corporation;

               (y) "Combined Voting Power" shall mean the aggregate votes entitled to be cast generally in the election of directors of a corporation by holders of then outstanding Voting Securities of such corporation; and

               (z) "Permitted Holder" shall mean (A) the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company and (B) Craig H. Neilsen.


9.  COVENANT NOT TO COMPETE

     If the Company terminates Employee's employment without cause or if Employee terminates Employee's employment for Good Reason and the Company satisfies its obligations to pay severance to Employee as provided in paragraph 8(c), then Employee shall not, for a period of one (1) year following the date of termination of Employee's employment, directly or indirectly engage in any business, or participate as an officer, director, employee or consultant of any business, that operates casinos that target the Las Vegas locals market.

     The parties agree that the restrictions and limitations contained in this Paragraph are reasonable as to scope and duration and are necessary to protect the Company's interests and to preserve for the Company the competitive advantage derived from maintaining such information as secret. In the event that any of the restrictions and limitations contained in this Paragraph are deemed to exceed the time or geographic limitations permitted by Nevada law, then such provisions of this Paragraph shall be reformed to the maximum time and geographical limitations permitted by Nevada law.

10. CONFIDENTIAL INFORMATION

     Employee agrees that he/she will not use or disclose (directly or indirectly) any Confidential Information and Trade Secrets of the Company whether in written, verbal, or model form, at any time or in any manner, except as required and authorized by the Company in the course of employment with the Company. The obligations of this Agreement are continuing and survive the
termination               of                Employee's               employment


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relationship          with          the         Company.               Employee
acknowledges and agrees that such trade secrets and other confidential information constitute the Company's sole and exclusive property. For purposes of this Paragraph, the term "confidential information and trade secrets" refers to any information that is not generally known to persons engaged in business similar to that conducted or contemplated by the Company and includes, without limitation: know how, trade secrets, business plans, copyrights, inventions, patents, intellectual property, data, process, process parameters, methods, practices, products, product design information, research and development data, financial records, operational manuals, pricing, technical plans, computer programs, customer information, customer lists, price lists, supplier lists, marketing plans, financial information, and/or all other compilations of information which relate to the business of the Company, and any other propriety material of the Company, which have not been released by the Company to the general public.

     Upon termination of his or her employment, Employee shall turn over to the Company the originals, plus all copies, of any and all files, Rolodex cards, phone books, papers, notes, price lists, customer contracts, bids, customer lists, files, notebooks, books, memoranda, drawings, or other documents made, compiled by or delivered to him/her concerning any customer served by the Company or any product, apparatus, or process manufactured, used, developed or investigated by the Company or containing any Confidential Information or Trade Secrets or otherwise relating to Employee's performance of duties under this Agreement. Employee further acknowledges and agrees that all such documents are the Company's sole and exclusive property.

11. INDEMNIFICATION

     Each party will keep, save, protect, defend, indemnify and hold the other harmless from and against any and all costs, claims, expenses, damages, or deficiencies resulting from any misrepresentation, breach, default or non-fulfillment of any agreement or covenant set forth in this Agreement. In addition, concurrently herewith, the Company and Employee enter into an Indemnification Agreement in the standard form for the Company's executive officers and directors.

12. BREACH OF THE AGREEMENT

     In the event of any claimed breach of this Agreement, the party claimed to have committed the breach will be entitled to written notice of the alleged breach and a period of 10 days in which to remedy such breach. Employee acknowledges and agrees that a breach of any of the covenants contained in this Agreement will result in irreparable and continuing harm to the Company for which there will be no adequate remedy at law. The Company will be entitled to preliminary and permanent injunctive relief to restrain Employee from violating the terms and conditions of this Agreement in addition to other valuable remedies, at law and in equity.


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13. DISPUTE RESOLUTION

Except  for  a claim by either Employee or Company for injunctive  relief,  any dispute or difference of opinion between Employee and Company involving the meaning, interpretation, and application of any provision of this Agreement shall be adjusted exclusively through binding arbitration pursuant to the National Rules for the Resolution of Employment Disputes. The arbitrator shall have no authority, jurisdiction, or power to amend, modify, nullify, or add to the provisions of this Agreement. The arbitrator shall have no authority to award noneconomic damages or punitive damages except where such relief is specifically authorized by an applicable state or federal statute which creates a cause of action in the employment context. In such a situation, the arbitrator shall specify in his or her award the specific statute under which he or she has granted such relief. Costs shall be awarded to the prevailing party by the arbitrator. Each party shall pay their own attorney's fees. No request to arbitrate will be entertained or processed unless it is received in writing by either party to this Agreement within one (1) year after the occurrence of the event giving rise to the dispute. If the parties are unable to mutually agree upon an arbitrator, the parties agree to have the Las Vegas office of the American Arbitration Association furnish them a panel of seven
(7) arbitrators all of whom are members of the National Academy of Arbitrators and who reside in Southern California or Southern Nevada from which an arbitrator shall be selected between the parties by mutual strike.

14. NOTICES

     Any notice required or desired to be given under this Agreement by either party to the other shall be in writing and may be effected by personal delivery or by registered or certified mail at the addresses listed below or at such other addresses as either party may notify the other:

     A.  If to the Company, to:
                         Corporate Vice President of Human Resources,
                            or designee
                         Ameristar Casinos, Inc.
                         3773 Howard Hughes Parkway, Suite 490 S.
                         Las Vegas, Nevada 89109

     B.  If to the Employee, to:
                         Gordon R. Kanofsky
                         4273 Aleman Drive
                         Tarzana, California 91356-5405

Notices  personally delivered will be deemed effective upon  receipt.   Notices
sent by registered or certified mail will be deemed effective three (3) days after mailing.

15. ENFORCEMENT

    This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Nevada. In case any one or more provisions


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contained   in   this  Agreement  shall,  for  any  reason,  be  held   to   be
invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

16. AMENDMENTS

     This Agreement may be amended or modified only by a writing executed and agreed upon by both parties.

17. WAIVER

     Waiver by either party of any term or condition of this Agreement or any breach hereof will not operate or be construed as a waiver of any other term or condition or subsequent breach. No waiver shall be binding unless executed in writing by the parties making the waiver.

18. ASSIGNMENT

     Employee acknowledges that his or her services are unique and personal and, accordingly, that Employee may not assign his or her rights or delegate his or her duties and obligations under this Agreement. The Company's rights and obligations under this Agreement will inure to the benefit of, and be binding upon, the Company's successors and assigns.

19. MERGER

     This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements, arrangements and communications between the parties, whether oral or written.

20. HEADINGS

     The headings of the Paragraphs of this Agreement are for convenience only and shall not affect the construction or interpretation of any of its provisions.

21. REVIEW/UNDERSTANDING OF AGREEMENT

     Each party to this Agreement has reviewed the Agreement with legal counsel of their choice and has had the opportunity to modify or eliminate any ambiguous  provisions.  Therefore,  it is agreed  that  each  party  hereto  is
considered            a              drafter              of               this


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Agreement       and         that        the       contract       interpretation
rule which holds ambiguities are to be interpreted against the original drafter of a document is expressly waived by the parties.

22. COUNTERPARTS

     This Agreement may be executed in any number of counterparts conformed by facsimile signatures transmitted by telephone, each of which shall be deemed a duplicate original.



COMPANY:                                   EMPLOYEE:
AMERISTAR CASINOS, INC.


BY: /s/Craig H. Neilsen by Connie Wilson   /s/Gordon R. Kanofsky
    Craig H. Neilsen, President            Gordon R. Kanofsky
    and Chief Executive Officer

DATE:  August 23, 1999                     DATE:  August 23, 1999




                         EXECUTIVE EMPLOYMENT AGREEMENT
                                  Page 11 of 12

  /s/CHN by CW                                                /s/GRK
Company's Initials                                          Employee's Initials

On    this   23rd   day   of   August   1999,   Craig   H.   Neilsen   directed
   Connie Wilson , in his presence as well as our own, to sign the foregoing document as "Craig H. Neilsen." Upon viewing the signature as signed by Connie Wilson , and in our presence, Craig H. Neilsen declared to us that he adopted it as his own signature.

                                      /s/John R. Sims,
                                      Witness

                                      /s/Susan Vicchairelli,
                                      Witness


STATE OF NEVADA )
                :ss
COUNTY OF CLARK )

    I, Karen Ahmad , Notary Public in and for said county and state, do hereby certify that Craig H. Neilsen personally appeared before me and is known or identified to me to be the person whose name is subscribed to the within instrument in his capacity as President and Chief
Executive Officer of Ameristar Casinos, Inc. Craig H. Neilsen, who being unable due to physical incapacity to sign his own name or offer his mark, did direct Connie Wilson , in his presence, as well as my own, to sign the foregoing document as "Craig H. Neilsen." Craig H. Neilsen, after viewing his name as signed by Connie Wilson , thereupon adopted it as his own by acknowledging to me his intention to so adopt it as if he had personally executed the same on behalf of Ameristar Casinos, Inc., and further acknowledged to me that such corporation executed the same.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 23rd day of August 1999.

                                      /s/Karen Ahmad,
                                      Notary Public
                                      Residing at: Las Vegas, NV
My Commission Expires:

             7/23/2002



                         EXECUTIVE EMPLOYMENT AGREEMENT
                                  Page 12 of 12

  /s/CHN by CW                                                /s/GRK
Company's Initials                                          Employee's Initials